EXHIBIT B
                                                                    To Agreement


                      NON-STATUTORY STOCK OPTION AGREEMENT

         THIS AGREEMENT is effective as of September 1, 1996 (the "Date of Grant"), by and between LifeRate Systems, Inc. (the "Company") and Donna J. Edmonds (the "Optionee").

         A. Optionee has entered into an Agreement with the Company dated the date hereof (the "Agreement") regarding the settlement of certain claims.

         B. The Company desires to advance the interests of the Company by granting to the Optionee an option to purchase shares of common stock of the Company.

         Accordingly, the parties hereby agree as follows:


ARTICLE 1.  GRANT OF OPTION.

         The Company hereby grants to the Optionee the right, privilege, and option (the "Option") to purchase Eighty Thousand (80,000) shares (the "Option Shares") of the Company's common stock, no par value (the "Common Stock"), according to the terms and subject to the conditions set forth in this Agreement.


ARTICLE 2.  OPTION EXERCISE PRICE.

         The per share price to be paid by Optionee in the event of an exercise of the Option shall be $5.00, which was the closing reported bid price on September 12, 1996.


ARTICLE 3.  DURATION OF OPTION AND TIME OF EXERCISE.

         3.1 Period of Exercisability. The Option shall be exercisable with respect to all of the Option Shares from the date hereof and until the Time of Termination (as defined below).In no event shall this Option be exercisable after, and this Option shall become void and expire as to all unexercised Option Shares at, 5:00 p.m. (Minneapolis, Minnesota time) on September 1, 2006 (the "Time of Termination").


ARTICLE 4.  MANNER OF OPTION EXERCISE.

         4.1 Notice. This Option may be exercised by the Optionee in whole or in part from time to time, subject to the conditions contained herein, by delivery, in person or by registered mail, to the Company at its principal executive office in Edina, Minnesota (Attention: Chief Financial Officer), of a written notice of exercise. Such notice shall be specify the number of Option Shares with respect to which the Option is being exercised, and shall be signed by the Optionee. In the event that the Option is being exercised by any person or persons other than the Optionee (such as by the Optionee's heir(s) or legal represenetative(s), in the event of death or disability of Optionee), the notice shall be accompanied by appropriate proof of right of such person or persons to exercise the Option. As soon as practicable after the effective exercise of the Option, the Optionee shall be recorded on the stock transfer books of the Company as the owner of the Option Shares purchased, and the Company shall deliver to the Optionee one or more duly issued stock certificates evidencing such ownership.

         4.2 Payment. At the time of exercise of this Option, the Optionee shall pay the total purchase price of the Option Shares to be purchased solely in cash (including a personal check or a certified or bank cashier's check, payable to the order of the Company; provided, however, that the Company shall allow such payments to be made, in whole or in part, by delivery of a Broker Exercise Notice or a promissory note (containing such terms and conditions as the Company may in its discretion determine), by transfer from the Optionee to the Company of Previously Acquired Shares, or by a combination thereof. For purposes of this Agreement, the terms "Broker Exercise Notice" and "Previously Acquired Shares" shall have the meanings set forth in this Section 4.2.

"Broker Exercise Notice" means a written notice from the Optionee to the Company at its principal executive office in Edina, Minnesota (Attention: Chief Financial Officer), made on a form and in the manner as the Company may from time to time determine, pursuant to which the Optionee irrevocably elects to exercise all or any portion of the Option and irrevocably directs the Company to deliver the Optionee's stock certificates to be issued to such Optionee upon such Option exercise directly to a broker or dealer. A Broker Exercise Notice must be accompanied by or contain irrevocable instructions to the broker or dealer (i) to promptly sell a sufficient number of shares of such Common Stock or to loan the Optionee a sufficient amount of money to pay the exercise price for the Options and, if not otherwise satisfied by the Optionee, to fund any related employment and withholding tax obligations due upon such exercise, and
(ii) to promptly remit such sums to the Company upon the broker's or dealer's receipt of the stock certificates.

"Previously Acquired Shares" means shares of Common Stock that are already owned by the Optionee and shares of Common Stock that are to be acquired by the Optionee pursuant to the exercise of an Option. In the event the Optionee is permitted to pay the total purchase price of this Option in whole or in part with Previously Acquired Shares, the value of such shares shall be equal to their Fair Market Value on the date of exercise of this Option.

"Fair Market Value" means, with respect to the Common Stock, the following:

                      (a) If the Common Stock is listed or admitted to unlisted trading privileges on any national securities exchange or is not so listed or admitted but transactions in the Common Stock are reported on the NASDAQ National Market System, the reported closing sale price of the Common Stock on such exchange or by the NASDAQ National Market System as of such date (or, if no shares were traded on such day, as of the next preceding day on which there was such a trade).

                      (b) If the Common Stock is not so listed or admitted to unlisted trading privileges or reported on the NASDAQ National Market System, and bid and asked prices therefor in the over-the-counter market are reported by the NASDAQ System or the National Quotation Bureau, Inc. (or any comparable reporting service), the mean of the closing bid and asked prices as of such date, as so reported by the NASDAQ System, or, if not so reported thereon, as reported by the National Quotation Bureau, Inc. (or such comparable reporting service).

                      (c) If the Common Stock is not so listed or admitted to unlisted trading privileges, or reported on the NASDAQ National Market System, and such bid and asked prices are not so reported, such price as the Committee determines in good faith in the exercise of its reasonable discretion.

         4.3 Investment Purpose. The Company shall not be required to issue or deliver any shares of Common Stock under this Option unless (1)(a) such shares are covered by an effective and current registration statement under the Securities Act of 1933 and applicable state securities laws or (b) exemptions from registration under the Securities Act of 1933 and applicable state securities laws are available for such issuance (as determined by counsel to the Company) and the Company has received from the Optionee (or, in the event of death or disability, the Optionee's heir(s) or legal representative(s)) any representations or agreements requested by the Company in order to permit such issuance to be made pursuant to such exemptions, and (2) the Company has obtained any other consent, approval or permit from any state or federal governmental agency which the Company shall, in its sole discretion upon the advice of counsel, deem necessary or advisable. In the event that, at the time of the attempted exercise of this Option, any of these conditions to the issuance of a certificate for shares of Common Stock have not been satisfied, such exercise shall be deemed withdrawn and the Company shall return any payments made with respect thereto unless the Optionee, within 15 days after being informed of the nonsatisfaction of such conditions, gives the Company written notice that he or she wants such exercise to remain suspended (in which event such exercise shall be deemed to be effective on the earliest date upon which such conditions have been satisfied). Unless a registration statement under the Securities Act of 1933 is in effect with respect to the issuance or transfer of Option Shares, each certificate representing any such shares shall be restricted by the Company as to transfer unless the Company receives an opinion of counsel satisfactory to the Company to the effect that registration under the Securities Act of 1933 and applicable state securities laws is not required with respect to such transfer.


ARTICLE 5.  NONTRANSFERABILITY.

         Other than pursuant to a qualified domestic relations order (as defined by the Internal Revenue Code of 1986, as amended), no right or interest of the Optionee in this Option prior to the exercise of such Option shall be assignable or transferable, or subjected to any lien, during the lifetime of the Optionee, either voluntarily or involuntarily, directly or indirectly, by operation of law or otherwise, including execution, levy, garnishment, attachment, pledge, divorce or bankruptcy. The Optionee shall, however, be entitled to designate a beneficiary to receive the Option upon such Optionee's death. In the event of the Optionee's death, such Optionee's rights and interest in the Option shall be transferable by testamentary will or the laws of descent and distribution, and exercise of the Option may be made by the Optionee's legal representatives, heirs or legatees. Any attempt to transfer or encumber this Option other than in accordance with this Agreement shall be null and void and shall void this Option.


ARTICLE 6. WITHHOLDING TAXES.

         The Company is entitled to (a) withhold and deduct from future fees payable to the Optionee (or from other amounts which may be due and owing to the Optionee from the Company), or make other arrangements for the collection of, all legally required amounts necessary to satisfy any federal, state or local withholding and employment-related tax requirements attributable to the grant or exercise of this Option or otherwise incurred with respect to this Option, or
(b) require the Optionee promptly to remit the amount of such withholding to the Company before acting on the Optionee's notice of exercise of this Option. In the event that the Company is unable to withhold such amounts, for whatever reason, the Optionee hereby agrees to pay to the Company an amount equal to the amount the Company would otherwise be required to withhold under federal, state or local law.


ARTICLE 7. ADJUSTMENTS.

         In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, extraordinary dividend or divestiture (including a spin-off) or any other change in the corporate structure or shares of the Company, the Company (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation), in order to prevent dilution or enlargement of the rights of the Optionee, shall make appropriate adjustment (which determination shall be conclusive) as to the number, kind and exercise price of securities subject to this Option.


ARTICLE 8.  MISCELLANEOUS.

         8.1 Binding Effect. This Agreement shall be binding upon the heirs, executors, administrators and successors of the parties hereto.

         8.2 Governing Law. This Agreement and all rights and obligations hereunder shall be construed in accordance with and governed by the laws of the State of Minnesota.

         8.3 Entire Agreement. This Agreement sets forth the entire agreement and understanding of the parties hereto with respect to the grant and exercise of this Option and supersedes all prior agreements, arrangements, plans and understandings relating to the grant and exercise of this Option.

         8.4 Amendment and Waiver. This Agreement may be amended, waived, modified or canceled only by a written instrument executed by the parties hereto or, in the case of a waiver, by the party waiving compliance.


         The parties hereto have executed this Agreement effective as of the day and year first above written.

                                     LIFERATE SYSTEMS, INC.


                                     By: _________________________________

                                     Its: ________________________________



                                     _____________________________________
                                     Donna J. Edmonds